UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

HECKMANN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA	92211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 341-3606

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 19, 2008, Heckmann Corporation, a Delaware corporation (“Parent”), and Heckmann Acquisition II Corp., a Delaware corporation and Parent’s wholly-owned subsidiary (“Acquisition Sub”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with China Water and Drinks, Inc., a Nevada corporation (“Company”).

Pursuant to the terms of the Merger Agreement, the Company will be merged with and into Acquisition Sub (the “Merger”). At the date and time the Merger becomes effective (the “Effective Time”), each share of the Company’s common stock (“Company Common Stock”) will be converted into the right to receive (i) 0.8 shares of common stock, par value $0.01 per share of Parent (“Parent Common Stock”), as such fraction may be adjusted in accordance with the Merger Agreement (the “Exchange Ratio”), and/or (ii) at the election of the holders of Company Common Stock, an amount in cash equal to US$5.00 per share of Company Common Stock. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The transaction is subject to customary closing conditions. In addition, the closing is conditioned on (a) the affirmative vote to (i) adopt the Merger Agreement, (ii) approve the issuance of Parent Common Stock in the Merger, and (iii) adopt an amendment to the amended and restated certificate of incorporation of Parent to provide for perpetual existence, of the holders of a majority of the shares of Parent Common Stock issued in Parent’s initial public offering, and (b) fewer than thirty percent (30%) of the shares of Parent Common Stock issued in Parent’s initial public offering voting against the Merger and electing to convert their shares into cash in accordance with Parent’s amended and restated certificate of incorporation. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

Majority Stockholder Consent Agreements

Promptly after the execution of the Merger Agreement, Xu Hong Bin and Chen Xing Hua, the President and CEO of the Company, respectively, each entered into a majority stockholder written consent agreement (each, a “Majority Stockholder Written Consent Agreement”) with Parent, pursuant to which each of them will (i) consent to and approve the Merger Agreement and the Merger, (ii) elect to receive in the Merger a specified proportion of cash and Parent Common Stock for each share of Company Common Stock held by each of them (which was all cash in the case of Mr. Chen and 85% Parent Common Stock and 15% cash in the case of Mr. Xu), and (iii) in the case of Mr. Xu, agree to certain restrictions on the shares of Parent Common Stock (“Shares”) held by Mr. Xu following the Merger.

Mr. Xu also agreed to provide Parent security with respect to his representations, warranties and obligations under his Majority Stockholder Written Consent Agreement. Accordingly, Parent will hold in escrow certificates evidencing 90% of Mr. Xu’s Shares. On March 31, 2010, Parent will deliver to Mr. Xu the certificates representing 80% of the Shares and, on the date that is the two year anniversary of the Effective Time, Parent shall deliver to Mr. Xu the certificates representing the remaining Shares, subject to any pending claims for indemnification. Copies of the Majority Stockholder Written Consent Agreements with Xu Hong Bin and Chen Xing Hua are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Undertaking Agreement

Concurrently with the execution of the Merger Agreement, Parent, the Company and certain specified holders of Company Common Stock entered into an undertaking agreement (the “Undertaking Agreement”), pursuant to which each such holder will (i) elect to receive in the Merger only cash at US$5.00 for each share of Company Common Stock held by such holder, and (ii) provide a general release of claims against the Company, Parent and Acquisition Sub. A copy of the Undertaking Agreement is attached hereto as Exhibit 10.3.

Conversion Agreement

Concurrently with the execution of the Merger Agreement, Parent, the Company and holders of the Company’s 5% secured convertible notes due January 29, 2011 (the “Notes”), which Notes are convertible into shares of the Company Common Stock, entered into a conversion agreement (the “Conversion Agreement”), pursuant to which such holders, subject to the conditions therein, will (i) convert their Notes into Company Common Stock, (ii) elect to receive in the Merger only Parent Common Stock at the Exchange Ratio for each share of Company Common Stock acquired in respect of the conversion as of the Effective Time, (iii) waive or suspend certain defaults, potential defaults and obligations of the Company under the Notes and related documents (the “Note Purchase Documents”), and (iv) as of the Effective Time, release various liens and other rights under and terminate the Note Purchase Documents, and in consideration for such waivers, releases, suspensions, and relinquishment of rights, Parent will, if the adjusted net income of Parent for its fiscal year ending December 31, 2009, exceeds US$90 million, pay to each holder a pro rata portion of a contingent payment of US$44,953,723. A copy of the Conversion Agreement is attached hereto as Exhibit 10.4.

Release Agreement

Concurrently with the execution of the Merger Agreement, Parent, the Company and certain specified holders of Company Common Stock (the “Releasors”) entered into a release agreement (the “Release Agreement”), pursuant to which each such holder, subject to the conditions therein, will (i) elect to receive in the Merger only Parent Common Stock at the Exchange Ratio for each share of Company Common Stock held by such holders as of the Effective Time, (ii) waive or suspend certain defaults and potential defaults of the Company under certain documents related to the Company’s 2007 PIPE transaction (the “PIPE Transaction Documents”), (iii) as of the Effective Time, terminate the PIPE Transaction Documents, and (iv) release in full any and all rights of such holders in any shares of Company Common Stock owned or controlled by Xu Hong Bin that are subject to that certain Make Good Escrow Agreement dated May 31, 2007 by and among Xu Hong Bin, The Pinnacle Fund, L.P., as agent, and the investors party thereto, which investors include the Releasors, and in consideration for such waivers, releases and suspensions, Parent will, if the adjusted net income of Parent for its fiscal year ending December 31, 2009, exceeds US$90 million, pay to each Releasor a pro rata portion of a contingent payment of US$85,546,277. A copy of the Release Agreement is attached hereto as Exhibit 10.5.

Registration Rights Agreement

In connection with the Merger, Parent and holders of Notes and stockholders executing the Release Agreement (the “Investors”) entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Investors are granted certain registration rights with respect to the shares of Parent Common Stock issued to them in the Merger or under certain contingent payment obligations of Parent. Under the Registration Rights Agreement, Parent is obligated to file a registration statement to enable Investors to sell their Parent Common Stock in a continuous offering under Rule 415 of the Securities Act of 1933. In addition, the Registration Rights Agreement provides that in the event that Parent files a registration statement under the Act, the Investors may elect to register their registrable securities under such registration statement under certain circumstances. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.1.

Item 8.01.  Other Events.

On May 19, 2008, Parent issued a press release regarding the matters described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed Merger, Parent will prepare a definitive proxy statement for the stockholders of Parent to be filed with the Securities and Exchange Commission (“SEC”) on Form S-4. Stockholders of Parent are advised to read, when available, Parent’s definitive proxy statement in connection with Parent’s solicitation of proxies for the special meeting because these statements will contain important information regarding the proposed transaction. The definitive proxy statement will be mailed to Parent stockholders as of a record date to be established for voting on the Merger. Parent stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Heckmann Acquisition II Corp., 75080 Frank Sinatra Drive, Palm Desert, CA 92211. The definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site (http://www.sec.gov ).

Parent, Acquisition Sub and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Parent’s stockholders with respect to the Merger. Information about Parent’s directors and executive officers is available in its Form 10-K for the year ended December 31, 2007, filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed by Parent with the SEC when it becomes available.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of May 19, 2008, by and among Heckmann Corporation, Heckmann Acquisition II Corp., and China Water and Drinks, Inc.*
4.1	Registration Rights Agreement, dated as of May 19, 2008, by and between Heckmann Corporation and certain specified holders of China Water and Drinks Inc. common stock.
10.1	Majority Stockholder Consent Agreement dated as of May 19, 2008, by and between Heckmann Corporation and Xu Hong Bin.
10.2	Majority Stockholder Consent Agreement dated as of May 19, 2008, by and between Heckmann Corporation and Chen Xing Hua.
10.3	Undertaking Agreement dated as of May 19, 2008, by and among Heckmann Corporation, China Water and Drinks, Inc., and certain specified holders of China Water and Drinks Inc. common stock.
10.4
Conversion Agreement dated as of May 19, 2008, by and among Heckmann Corporation, China Water and Drinks, Inc., and certain specified holders of China Water and Drinks, Inc.’s 5% secured convertible notes due January 29, 2011.*
10.5	Release Agreement dated as of May 19, 2008, by and among Heckmann Corporation, China Water and Drinks, Inc., and certain specified holders of China Water and Drinks Inc. common stock.*
99.1	Press Release dated May 19, 2008.

*	Certain schedules have been omitted and Parent agrees to furnish supplementally to the Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2008

HECKMANN CORPORATION

By: /s/Richard J. Heckmann
Name: Richard J. Heckmann
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of May 19, 2008, by and among Heckmann Corporation, Heckmann Acquisition II Corp., and China Water and Drinks, Inc.*
4.1	Registration Rights Agreement, dated as of May 19, 2008, by and between Heckmann Corporation and certain specified holders of China Water and Drinks Inc. common stock.
10.1	Majority Stockholder Consent Agreement dated as of May 19, 2008, by and between Heckmann Corporation and Xu Hong Bin.
10.2	Majority Stockholder Consent Agreement dated as of May 19, 2008, by and between Heckmann Corporation and Chen Xing Hua.
10.3	Undertaking Agreement dated as of May 19, 2008, by and among Heckmann Corporation, China Water and Drinks, Inc., and certain specified holders of China Water and Drinks Inc. common stock.
10.4
Conversion Agreement dated as of May 19, 2008, by and among Heckmann Corporation, China Water and Drinks, Inc., and certain specified holders of China Water and Drinks, Inc.’s 5% secured convertible notes due January 29, 2011.*
10.5	Release Agreement dated as of May 19, 2008, by and among Heckmann Corporation, China Water and Drinks, Inc., and certain specified holders of China Water and Drinks Inc. common stock.*
99.1	Press Release dated May 19, 2008.

*	Certain schedules have been omitted and Parent agrees to furnish supplementally to the Commission a copy of any omitted schedules upon request.